Exhibit 10.1

Execution Version

AMENDMENT NO. 2
TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this “Amendment”) dated as of March 16, 2018 (the “Amendment Effective Date”), by and between Peter D. Aquino (“Executive”) and Internap Corporation, a Delaware corporation (the “Company,” and together with Executive, each, a “Party”, and collectively, the “Parties”).

WHEREAS, the Parties entered into an Employment Agreement, dated September 12, 2016 (the “Agreement”), as previously amended; and

WHEREAS, the Executive and the Company wish to amend a certain provision of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and the Company hereby agree as follows:

1.     Section 1.1 of the Agreement is deleted in its entirety and replaced with the following:

1.1
Employment.  Company agrees to continue to employ Executive and Executive hereby accepts such continued employment with the Company upon the terms and conditions set forth in this Agreement, for the duration of the period (the “Employment Period”) that began on September 19, 2016 (“Start Date”) and ends on September 19, 2019, but shall automatically renew on the same terms and conditions set forth herein for additional one-year periods (each a “Renewal Year”) unless the Company or Executive gives the other party appropriate notice of its election not to renew the Employment Period prior to the renewal date (a “Non-Renewal Notice”). If this Agreement is renewed in accordance with this Section, each Renewal Year shall be included in the definition of “Employment Period” for purposes of this Agreement.  If this Agreement is not renewed in accordance with this Section, or is otherwise terminated hereunder (i) Executive’s employment shall terminate, and (ii) this Agreement shall no longer be in effect; provided, however, that the restrictive covenants and all post-termination obligations contained in this Agreement shall survive termination of this Agreement. For the avoidance of doubt, the term “Employment Period” shall include the initial three year term and each Renewal Year, and a Termination of Employment by the Company for non-renewal of the Employment Period shall be considered a termination by the Company without Cause and shall be treated as a Qualifying Termination hereunder.

2.     Except to the extent expressly modified or amended by this Amendment, all terms and provisions of the Agreement shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

3.     This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

COMPANY:

INTERNAP CORPORATION

/s/ Daniel C. Stanzione
Name: Daniel C. Stanzione
Title:  Chairman of the Board of Directors

EXECUTIVE:

/s/ Peter D. Aquino
Peter D. Aquino